Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
ONE MANHATTAN WEST
NEW YORK, NY 10001	FIRM/AFFILIATE OFFICES
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LOS ANGELES
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WASHINGTON, D.C.
WILMINGTON
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ABU DHABI
BEIJING
BRUSSELS
FRANKFURT
HONG KONG
LONDON
MUNICH
PARIS
SÃO PAULO
SEOUL
SINGAPORE
TOKYO
TORONTO
August 15, 2025

MP Materials Corp. 1700 S. Pavilion Center Drive, Suite 800 Las Vegas, Nevada 89135

Re:	MP Materials Corp.—Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special United States counsel to MP Materials Corp., a Delaware corporation (the “Company”), in connection with the resale by the United States Department of Defense (the “Selling Securityholder”) of up to 24,521,672 shares (the “Resale Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), initially issuable upon (i) the conversion of the Company’s 7.0% Series A Cumulative Perpetual Convertible Preferred Stock, par value $0.0001 per share (the “Series A Convertible Preferred Stock”), pursuant to the Certificate of Designations (as defined below) and (ii) the exercise of the warrant (the “Warrant”) to purchase up to 11,201,659 shares of Common Stock issued to the Selling Stockholder pursuant to the Transaction Agreement (as defined below).

This opinion letter is being furnished in accordance with the requirements of Item 601(b) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

MP Materials Corp.

August 15, 2025

In rendering the opinion stated herein, we have examined and relied upon the following:

(a) the registration statement on Form S-3ASR (File No. 333-285419) of the Company relating to the Common Stock and other securities of the Company filed on February 28, 2025 with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(b) the prospectus, dated February 28, 2025 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c) the prospectus supplement, dated August 15, 2025 (together with the Base Prospectus, the “Prospectus”), relating to the resale of the Resale Shares, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d) an executed copy of the Subscription Agreement, dated as of July 10, 2025 (the “Subscription Agreement”), by and between the Company and the Selling Securityholder, with respect to the issuance of the Series A Convertible Preferred Stock;

(e) an executed copy of the Transaction Agreement, dated as of July 10, 2025 (the “Transaction Agreement”), by and between the Company and the Selling Securityholder;

(f) an executed copy of the Warrant;

(g) a copy of the Certificate of Designations, as filed with the Secretary of State of the State of Delaware on July 11, 2025 (the “Certificate of Designations”), designating the Series A Convertible Preferred Stock and certified pursuant to the Secretary’s Certificate (as defined below);

(h) an executed copy of a certificate of Elliot D. Hoops, General Counsel and Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(i) a copy of the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), certified by the Secretary of State of the State of Delaware as of August 15, 2025 and in effect since November 17, 2020, and certified pursuant to the Secretary’s Certificate;

(j) a copy of the Company’s Amended and Restated Bylaws, as amended and in effect as of the date hereof and since November 17, 2020 and certified pursuant to the Secretary’s Certificate; and

(k) a copy of certain resolutions of the Board of Directors of the Company, adopted on February 28, 2025 and June 30, 2025, and certain resolutions adopted by the Transaction Committee of the Board of Directors of the Company (the “Transaction Committee”) on July 8, 2025, each certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Selling Securityholder and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, the Selling Securityholder and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

MP Materials Corp.

August 15, 2025

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. With respect to our opinion set forth below, we have assumed that (i) the Company received the consideration for the Series A Convertible Preferred Stock set forth in the Subscription Agreement and for the Warrant set forth in the Transaction Agreement, and in the applicable resolutions of the Board of Directors of the Company and the Transaction Committee approving the issuance of all such shares of Series A Convertible Preferred Stock, the Warrant and the Resale Shares, (ii) each issuance of the Resale Shares will be registered in the Company’s share registry and (iii) the Conversion Price (as defined in the Certificate of Designations) and the Exercise Price (as defined in the Warrant) will be at least equal to the par value of the Resale Shares at the time of conversion and exercise, respectively. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Selling Securityholder and others and of public officials, including the facts and conclusions set forth in the Certificate of Incorporation and the Secretary’s Certificate and the factual representations and warranties set forth in the Subscription Agreement and the Transaction Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

As used herein, “Organizational Documents” means those documents listed in paragraphs (f), (h) and (i) above.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Resale Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when issued upon conversion of the Series A Convertible Preferred Stock in accordance with the terms of the Certificate of Designations or upon exercise of the Warrant in accordance with its terms, will be validly issued, fully paid and nonassessable.

In addition, in rendering the foregoing opinion, we have assumed that:

(a) the Company’s issuance of the Resale Shares will not (i) except to the extent expressly stated in the opinion contained herein, violate any statute to which the Company or such issuance is subject, or (ii) constitute a violation of, or a breach under, or require the consent or approval of any other person under, any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Organizational Documents or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K for the year ended December 31, 2024), although we have assumed compliance with any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company contained in such agreements or instruments), and we have further assumed that the Company will continue to have sufficient authorized shares of Common Stock; and

MP Materials Corp.

August 15, 2025

(b) the Company’s authorized capital stock is as set forth in the Certificate of Incorporation and the Certificate of Designations, and we have relied solely on the certified copies thereof issued by the Secretary of State of the State of Delaware and have not made any other inquiries or investigations.

This opinion letter shall be interpreted in accordance with customary practice of United States lawyers who regularly give opinions in transactions of this type.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus. We also hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP